EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-200745, 333-204441 and 333-215154), and on Form S-8 (Registration No. 333-202674,333-206237 and 333-211995) and related prospectuses of Asterias Biotherapeutics, Inc. of our reports dated March 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting of Asterias Biotherapeutics, Inc., which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
March 28, 2017